EXHIBIT (11)(b)
                             FIRST BANK SYSTEM, INC.
                           1200 FIRST BANK PLACE EAST
                          MINNEAPOLIS, MINNESOTA 55480

                                February 6, 1985



FBS Investment Services, Inc.
1200 First Bank Place East
Minneapolis, Minnesota 55402

First National Bank of Minneapolis
First Bank Place East
Minneapolis, Minnesota 55480

Gentlemen:

         I am Corporate Counsel of First Bank System, Inc., the sole shareholder of FBS Investment Services, Inc. and the 99.75% majority shareholder of First National Bank of Minneapolis.

         In connection with the engagement of FBS Investment Services, Inc. as Investment Advisor by First American Money Fund, Inc. (the "Fund"), an open-end diversified management investment company, and the engagement of FBS Investment Services, Inc. of the First National Bank of Minneapolis as a Subadvisor, I have reviewed certain pertinent and relevant documents, including the following:

         1. Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A filed with the Securities and Exchange Commission ("SEC") on behalf of the Fund;

         2. The Fund's definitive Prospectus and Statement of Additional Information dated February 1, 1985, to be filed with the SEC pursuant to rule 497;

         3. The Investment Advisory Agreement between the Fund and FBS Investment Services, Inc. dated January 30, 1985;

         4. The Subadvisory Agreement between FBS Investment Services, Inc. and the First National Bank of Minneapolis dated January 30, 1985;

         5. The Sponsor, Administrator and Underwriter Agreement between the Fund and Dougherty, Dawkins, Strand & Yost, Inc. dated January 30, 1985; and

         6. The Fund's Plan of Distribution pursuant to Rule 12b-1 dated January 30, 1985.

         Based on my examination of said documents, it is my opinion that neither FBS Investment Services, Inc. nor First National Bank of Minneapolis are precluded from performing the services for the Fund or complying with any of the other terms and conditions contemplated in the Prospectus and Statement of Additional Information (including, without limitation, reimbursing Dougherty, Dawkins, Strand & Yost, Inc. for a portion of any amounts it pays to brokers, dealers and administrators pursuant to the Fund's Plan of Distribution) provided that the following conditions are met:

         1. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations including FBS Investment Services, Inc. and First National Bank of Minneapolis, may be involved in the distribution of the shares of the Fund, such functions to be performed solely by Dougherty, Dawkins, Strand & Yost, Inc., or its successors as described in the Sponsor, Administrator and Underwriter Agreement and the Registration Statement;

         2. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations may purchase for their own account securities of the Fund;

         3. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations may purchase, in their sole discretion, any securities of the Fund in a fiduciary capacity;

         4. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations may extend credit to the Fund; and

         5. Neither First Bank System, Inc. nor any of its affiliated or subsidiary organizations may accept securities of the Fund as collateral for the loan for the purpose of purchasing securities for the Fund.

         You should be aware that as subsidiaries of a bank holding company you are subject to the jurisdiction of the Board of Governors of the Federal Reserve System and future changes in federal or state statutes, or regulations promulgated thereunder, relating to the permissible activities of banks and nonbanking subsidiaries of bank holding companies, as well as future judicial or administrative decisions and interpretations of present and future statutes and regulations, might prevent you from continuing in Investment Advisor or Subadvisor capacities contemplated herein and in the Prospectus and Statement of Additional Information.

         I hereby consent to the reference to this opinion in the Prospectus of the Fund, under the heading "General Information" appearing therein.

                                         Sincerely,

                                         /s/ Melissa Fogelberg

                                             Melissa Fogelberg